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                       FIRST AMENDMENT TO LEASE AGREEMENT

     FIRST AMENDMENT TO LEASE AGREEMENT, dated July 14, 1997, by and between 51 EAST BETHPAGE HOLDING CORP., a New York corporation, having a place of business at 1 Ames Court, Plainview, New York 11803 ("Landlord") and FIRST PRIORITY GROUP, INC., a New York corporation, having a place of business at 51 East Bethpage Road, Plainview, New York 11803 ("Tenant").

     WHEREAS, Landlord and Tenant have heretofore executed and delivered a Leased dated December 6, 1996 ("Lease");

     WHEREAS, Landlord and Tenant have had certain disputes relating to interpretations of certain issues arising under the Lease;

     WHEREAS, Landlord and Tenant desire to amend said Lease pursuant to this Agreement to clarify the terms and to resolve any and all disputes previously arising thereunder.

     NOW THEREFORE, Landlord and Tenant agree as follows:

     1. Rent Commencement Date. Landlord and Tenant agree that the rent commencement date under said Lease shall be June 25, 1997. Tenant agrees that simultaneous with the execution and delivery of this Agreement, Tenant shall deliver a check to Landlord in the amount of $16,537.50 representing rent from June 25, 1997 to July 31, 1997. Tenant shall thereafter pay rent on August 1, 1997 and on the first day of each month thereafter, subject to the applicable grace periods provided for in the Lease, at the rents provided for in the Lease. Landlord and Tenant agree that the free rent and first months rent paid on execution of the Lease

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have been fully realized by the Tenant for the two months immediately preceding the rent commencement date set forth above.

     2. Term of Lease. Section 42 of the Lease is hereby deleted and in its place and stead shall be inserted the following clause: The base rental during the term of the Lease shall be paid as follows: Rent in the amount of $2,756.25 shall be paid for the period June 25, 1997 to June 30, 1997. Thereafter, rent shall be paid in the following amounts for the following periods:

     (a) $13,781.25 per month for July 1, 1997 through June 30, 1998 ($165,375.00 per year);

     (b) $14,332.50 per month for July 1, 1998 through June 30, 1999 ($171,990.00 per year);

     (c) $14,905.80 per month for July 1, 1999 through June 30, 2000 ($178,869.60 per year);

     (d) $15,502.03 per month for July 1, 2000 through June 30, 2001 ($186,024.36 per year); and


     (e) $16,122.11 per month for July 1, 2001 through June 30, 2002 ($193,465.32 per year).

     3. Punch List. The Landlord agrees to use reasonable efforts to complete the items set forth on the Punch List attached hereto as Schedule A by August 15, 1997. For purposes hereof, the Landlord shall be deemed to have used reasonable efforts to complete said Punch List items if by said date, Landlord has ordered parts and/or materials necessary to complete said work and installs such parts and/or materials within a reasonable time of receipt of

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such parts or materials. With respect to landscaping, Landlord agrees to provide landscaping at the premises within a reasonable time after September 1, 1997.

     4. Tenant Upgrades. Pursuant to Paragraph 13 of the Lease, Landlord had previously agreed to provide Tenant with $12,000.00 worth of upgrades at the demised premises. Landlord and Tenant hereby agree that upon Landlord providing an accounting of said extras requested and/or approved by Tenant with invoices that Tenant shall pay any amount in excess of $12,000.00 within fifteen (15) days of Landlord so providing such accounting with invoices with respect to upgrades requested and/or approved by Tenant. In the event said extras do not exceed $12,000.00, Landlord shall provide Tenant with a credit against future rents with respect to the amount by which said extras are less than $12,000.00.

     5. No Further Modification. Landlord and Tenant agree that except as provided herein, the Lease remains in full force and effect on the terms and conditions stated therein. The Lease and this Amendment may not be otherwise modified except in a writing executed by both Landlord and Tenant. The Lease and this Agreement contain the entire Agreement between the parties and supersede any and all prior Agreements, whether written or oral.

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     IN WITNESS WHEREOF, the parties have hereto executed this Agreement as of the date and year first above written.


                                        51 EAST BETHPAGE HOLDING CORP.

                                        By: s/ Barry Siegel
                                            ---------------------------------
                                        Name:
                                        Title:



                                        FIRST PRIORITY GROUP, INC.

                                        By: s/ Steven Getlan
                                            ---------------------------------
                                        Name:
                                        Title:


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